Exhibit 10.3

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”), made as of the 1 day of July, 2019 (the “Effective Date”), by and between SERES THERAPEUTICS, INC., a Delaware corporation, having an office at 200 Sidney Street, Cambridge, Massachusetts (hereinafter referred to as “Sublandlord”), and FLAGSHIP VL56, INC., a Delaware corporation (“VL56”), and FLAGSHIP VL58, INC., a Delaware corporation (“VL58”), each having an office at 55 Cambridge Parkway, Suite 800E, Cambridge, Massachusetts 02142 (hereinafter referred to jointly and severally, as “Subtenant”);

W I T N E S S E T H:

WHEREAS, by a Lease dated as of November 11, 2015 (the “Master Lease”), BMR- SIDNEY RESEARCH CAMPUS, LLC (f/k/a BMR-200 Sidney Street LLC), a Delaware limited liability company (hereinafter referred to as “Master Landlord”) leased to Sublandlord, as tenant, certain premises containing approximately 83,396 rentable square feet located on the first (1st) floor, second (2nd) floor, fourth (4th) floor, and in the basement (the “Premises”), in the building known as 200 Sidney Street, Cambridge, Massachusetts (the “Building”), upon and subject to the terms and conditions set forth in the Master Lease; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord that portion of the Premises on the second (2nd) floor comprising 15,768 rentable square feet approximately (“Leaseable Square Footage of Subleased Premises”) comprised of (i) approximately 14,218 rentable square feet (the “Initial Subleased Premises”) and (ii) approximately 1,550 rentable square feet (the “Additional Subleased Premises”) as more particularly shown on Exhibit A attached hereto (the Initial Subleased Premises and the Additional Subleased Premises, the “Subleased Premises”), on the terms and conditions set forth in this Sublease. A true and correct copy of the Master Lease is attached hereto as Exhibit B.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1.Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease.

2.Subleasing. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, together with the right to exercise, in common with Sublandlord and others entitled thereto, Sublandlord’s right to use the common areas under the Master Lease necessary or appropriate to Subtenant’s use of the Subleased Premises.

3.Delivery of the Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant in its as-is, where-is condition; provided, however, Sublandlord shall be obligated to deliver the space (i) in broom clean condition, (ii) free and clear of all tenants and occupants, and (iii) free of all of Sublandlord’s personal property, except as expressly set forth herein. Sublandlord has made no representations, warranties or undertakings as to the present or future condition of the Subleased Premises or the fitness and availability of the Subleased Premises for any particular use. Subtenant shall perform all work to make the Subleased Premises complete for Subtenant’s use, subject to the provisions of the Master Lease, as incorporated in this Sublease by reference.

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4.Term. The term of this Sublease (“Term”) with respect to the Initial Subleased Premises shall commence on the date vacant possession of the Subleased Premises is delivered by Sublandlord (the “Term Commencement Date”) and shall end on the last day of the twenty-fourth (24th) full calendar month immediately following the Term Commencement Date, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (which date for the termination of the term hereof shall hereafter be called the “Termination Date”). The Term with respect to the Additional Subleased Premises shall commence on the date the Sublandlord delivers the Additional Subleased Premises to Subtenant (the “Additional Subleased Premises Commencement Date”). Promptly following the final determination of the Initial Subleased Premises Commencement Date and the Additional Subleased Premises Commencement Date and upon request of Sublandlord, Sublandlord and Subtenant shall jointly execute a written declaration specifying the actual Initial Subleased Premises Commencement Date and the Additional Subleased Premises Commencement Date. Subtenant shall surrender the Subleased Premises upon the Termination Date in the condition required under the Master Lease; provided, however, in no event shall Subtenant be obligated to restore any alterations or improvements currently existing in the Subleased Premises as of the Term Commencement Date unless otherwise expressly set forth herein.

5.Rent.

(a)Fixed Annual Rent. From and after the Term Commencement Date, the Subtenant shall pay to Sublandlord, as fixed annual rent (“Fixed Annual Rent”), the amounts set forth below, in advance on the first (1st) day of each calendar month during the Term of this Sublease, without set-off, abatement, deduction or demand, except as expressly set forth herein. Fixed Annual Rent due for any partial month at the beginning or end of the term shall be prorated on a per diem basis.

DATES	FIXED ANNUAL RENT PER SQUARE FOOT OF RENTABLE AREA	FIXED ANNUAL RENTAL RATE	MONTHLY INSTALLMENTS OF FIXED ANNUAL RENT
Sublease Year 1, from the Term Commencement Date through the day immediately prior to the Additional Subleased Premises Commencement Date	$78.00	$1,109,004.00	$92,417.00
Sublease Year 1, from the Additional Subleased Premises Commencement Date through the end of Sublease Year 1	$78.00	$1,229,904.00	$102,492.00
Sublease Year 2	$80.34	$1,266,801.12	$105,566.76

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For purposes of this Sublease, “Sublease Year” shall mean each successive twelve (12) month period during the Term, with the first such Sublease Year commencing on the Term Commencement Date and each successive Sublease Year commencing on the next succeeding anniversary of the Term Commencement Date; provided, however, (i) the final Sublease Year shall expire on the Termination Date, and (ii) if the Term Commencement Date does not occur on the first day of a calendar month, then the first Sublease Year shall include the partial calendar month in which the first anniversary of the Term Commencement Date occurs, and the remaining Sublease Years shall be the successive twelve (12) month periods following the end of the first Sublease Year.

The rights and obligations to pay Rent under this Section 5(a) shall survive the expiration or earlier termination of this Sublease; and for the avoidance of doubt, in the event such deferral results in Rent being outstanding following the expiration or earlier termination of this Sublease, such payment shall remain an outstanding obligation of Subtenant regardless of the expiration or earlier termination of this Sublease.

(b)Additional Rent.

i.All amounts other than Fixed Annual Rent that are due to Sublandlord from Subtenant under this Sublease are hereinafter referred to collectively as “Additional Rent,” and Fixed Annual Rent and Additional Rent may be referred to collectively as “Rent.”

ii.During the Term, Subtenant shall pay to Sublandlord, as Additional Rent in the manner and at the same time as set forth in Section 5(a) above with respect to Fixed Annual Rent, Subtenant’s Share (as hereinafter defined) of (i) Tenant’s Adjusted Share of Operating Expenses, and (ii) the Property Management Fee, all based upon the amounts of, as applicable, billed to Sublandlord pursuant to Article 9 of the Master Lease and (iii) all amounts required to be paid pursuant to Section 16 of the Master Lease that are attributable to the Subleased Premises including, without limitation, costs for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, electricity, HVAC airflow and gas). As used herein, the term “Subtenant’s Share” shall mean 18.91% of Tenant’s Adjusted Share. Sublandlord shall, within a reasonable period of time after Sublandlord receives corresponding notices or statements from Master Landlord of the estimated monthly payments of Additional Rent due under Article 9 of the Master Lease for the Premises, provide to Subtenant a good faith estimate of the Additional Rent payable from Subtenant under this Section 5(b) for any calendar year (or part thereof) during the Term of this Sublease that such amounts are due and Subtenant shall pay to Sublandlord, at the times and in the manner set forth in Section 5(a) above with respect to Fixed Annual Rent, an amount equal to 1/12th of such estimated Additional Rent due for such calendar year or part thereof. Within thirty (30) days following receipt by Sublandlord of Master Landlord’s annual reconciliation statement of Operating Expenses, Sublandlord will send to Subtenant a statement together with relevant, non-confidential documentation, establishing the actual payment, as applicable, for such year. If Subtenant has paid more in estimated Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for Additional Rent (or refund such excess to Subtenant within thirty (30) days if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If Subtenant has paid less than the actual Additional Rent due under this Section 5(b), Subtenant shall pay any deficiency to Sublandlord within twenty (20) days following receipt of the reconciliation documentation from Sublandlord.

(c)Intentionally omitted.

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(d)Additional Charges. Subtenant shall also be responsible for its own utilities, including telephone, facsimile transmitter, internet access, photocopier, and its other business expenses. In addition, if Subtenant shall procure any additional services from Master Landlord, including without limitation after-hours HVAC, or if additional rent or other sums are incurred for Subtenant’s sole benefit, including, without limitation, extra janitorial services, repairs and replacements to the Subleased Premises caused or permitted by Subtenant, Subtenant shall make such payment to Sublandlord within twenty (20) days after Subtenant’s receipt of an invoice. Any rent or other sums payable by Subtenant to Sublandlord under this Section 5(d) shall constitute and be due as “Rent.”

(e) Abatement of Rent Under the Master Lease. Notwithstanding anything in this Sublease to the contrary, if the rent due under the Master Lease with respect to the Subleased Premises is abated in whole or in part during the Term pursuant to the terms of Sections 16.2 or 24.5 of the Master Lease, or any other applicable provision of the Master Lease, then the Fixed Annual Rent and Additional Rent due under this Sublease shall abate for the same period and to the same extent as the rent for the Premises is abated pursuant to such section of the Master Lease, or any other provision of the Master Lease, as applicable.

6.Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall name Master Landlord and Sublandlord as additional insureds thereunder. Subtenant’s insurance shall be primary over Master Landlord’s and Sublandlord’s insurance.

7.Indemnification. Notwithstanding any other provision of this Sublease or the Master Lease to the contrary, but subject to the waiver of subrogation provided in Section 23.6 of the Master Lease, Subtenant will save Master Landlord and Sublandlord harmless, and will exonerate and indemnify Master Landlord and Sublandlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(a)On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Subleased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Master Landlord and Sublandlord or their respective agents, contractors or employees);

(b)On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Subleased Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or the Subleased Premises) arising out of the negligent act or omission or willful misconduct of Subtenant, its agents, employees or invitees;

(c)On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Master Landlord or Sublandlord or their respective contractors, agents or employees of either) on the Subleased Premises during the term of this Sublease and during the period of time, if any, prior to the Term Commencement Date that Subtenant may have been given access to the Subleased Premises; and

(d)On account of or resulting from the failure of Subtenant to perform and discharge any of its covenants and obligations under this Sublease.

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If either of the Master Landlord or the Sublandlord shall, without fault on its part, be made a party of any litigation commenced by or against the Subtenant, then the Subtenant shall protect, indemnify and hold the Master Landlord or the Sublandlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Master Landlord or the Sublandlord in connection with such litigation. The Subtenant shall also pay all costs, expenses and reasonable legal fees (on a solicitor and his client basis) that may be incurred or paid by the Master Landlord or the Sublandlord in enforcing the terms, covenants and conditions in this Sublease unless a court shall decide otherwise.

Subtenant shall neither do nor permit anything to be done which would cause a default under the Master Lease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Master Landlord under the Master Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of breach or default on the part of Subtenant, or termination or forfeiture which is the consequence of any such breach or default.

8.Sublandlord Covenants and Representations.

(a)Sublandlord covenants and agrees that Sublandlord: (i) shall cause all rent to be paid under the Master Lease as and when due and payable under the Master Lease; (ii) shall observe and perform the other terms, provisions, covenants and conditions of the Master Lease to be observed and performed by Sublandlord, except and to the extent that such terms, provisions, covenants and conditions are assumed by Subtenant hereunder; (iii) shall not voluntarily terminate the Master Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Master Lease and shall not amend the Master Lease in a manner adverse to Subtenant in any material respect; (iv) shall not take any action or fail to perform any act that results in a breach or default under the Master Lease to the extent any such failure to perform such act adversely affects the rights of Subtenant under this Sublease, including, without limitation, the right of Subtenant to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Premises or the ability of Subtenant to seek or obtain the approval or consent of Master Landlord or the right of Subtenant to use and occupy the Subleased Premises for the purposes set forth in this Sublease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the incorporated provisions. Should the Master Lease expire or terminate during the Term for any reason, this Sublease shall terminate on the date of such expiration or termination of the Master Lease, with the same force and effect as if such expiration or termination date had been specified in this Sublease as the Termination Date and Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination.

(b)Sublandlord represents and warrants to Subtenant that:

i.Sublandlord has not received any written notice of default under the Master Lease, except for any defaults that Sublandlord has cured and Master Landlord is no longer claiming to exist, and to the actual knowledge, without any investigation, of Sublandlord, Sublandlord is not in default of any of Sublandlord’s obligations under the Master Lease;

ii. Sublandlord has not sent to Master Landlord any written notice stating that Master Landlord is in default of any of Master Landlord’s obligations under the Master Lease, and to the actual knowledge, without any investigation, of Sublandlord, Master Landlord is not in default of any of Master Landlord’s obligations under the Master Lease;

iii.Sublandlord has not received any written notice that any work is required under the Master Lease or by applicable law to be done in the Subleased Premises; and

iv.Sublandlord has not received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Subleased Premises.

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9.Incorporation of the Master Lease by Reference.

(a)Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in this Section 9, all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” (and other defined terms containing the term “Landlord” or any derivative thereof) as used in the Master Lease, and subject to the limitations of Sublandlord’s responsibilities to Subtenant under the Master Lease set forth in Section 10 of this Sublease, shall refer to Sublandlord; (iii) the term “Tenant” (and other defined terms containing the term “Tenant” or any derivative thereof) as used in the Master Lease shall refer to Subtenant; (iv) the term “Term” as used in the Master Lease shall refer to the Term defined herein; (v) the term “Term Expiration Date” as used in the Master Lease shall mean the Termination Date of this Sublease; (vi) the term “Premises,” as used in the Master Lease shall refer to the Subleased Premises; and (vii) the term “Base Rent” as used in the Master Lease shall refer to the Fixed Annual Rent due under this Sublease. In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant. Notwithstanding the foregoing, the following provisions of the Master Lease are expressly not incorporated into this Sublease: (1) the definitions of Rent Commencement Date, Security Deposit, Landlord’s Work, Tenant Improvements, Additional Amount, Base TI Allowance, TI Allowance, and any and all definitions or terms which are defined in or included in any of the Excluded Master Lease Provisions (as hereinafter defined) set forth in the Master Lease (except to the extent used or referred to in this Sublease), (2) all within the Master Lease: Articles 4, 11, 33, 41, 42 and 43; and (3) such other terms of the Master Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease (collectively, the “Excluded Master Lease Provisions”). Any reference to an allowance in the Master Lease is not incorporated herein.

(b)Sublandlord shall have all of the same rights and remedies with respect to the Subleased Premises as Master Landlord has with respect thereto under the Master Lease. This Sublease is expressly subject and subordinate to any mortgages or deeds of trust and all matters of record, ground leases and underlying leases to which the Master Lease is now or hereafter subject and subordinate pursuant to the Master Lease without the requirement of delivering any subordination, attornment and non-disturbance agreement or other agreements to Subtenant.

(c)With respect to any of Subtenant’s obligations to be performed under this Sublease, when the Master Lease grants Sublandlord a specific number of days to perform its obligations thereunder, Subtenant shall perform such obligation not later than the date that is three (3) business days prior to the date Sublandlord is obligated under the Master Lease to perform such obligation; provided, however, in no event shall Subtenant have less than five (5) days with which to perform any monetary obligations prior to a default being claimed in accordance with Section 15 hereof. Wherever in the Master Lease there is a specific number of days for Master Landlord to respond to a request from Tenant for consent or approval, Sublandlord shall have an additional five (5) business days to respond to any such request (including a second notice) from Subtenant under this Sublease. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the provisions of this Sublease.

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10.Benefits of the Master Lease. Sublandlord agrees that Subtenant shall be entitled to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Premises. Subtenant shall look solely to Master Landlord for all such services, utilities, repairs and restorations and shall not require Sublandlord to perform any such services, utilities, repairs and restorations. Sublandlord shall not be obligated (i) to provide any of the services or utilities, including cleaning, that Master Landlord has agreed to provide in the Master Lease, (ii) make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) take any action that Master Landlord has agreed in the Master Lease to take and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so. Sublandlord agrees, upon Subtenant’s request, to use reasonable efforts at Subtenant’s expense to (a) cause Master Landlord to provide the services or utilities or make the repairs or restorations described in the Master Lease, or (b) to obtain Master Landlord’s consent or approval wherever required by the Master Lease. Sublandlord agrees that if under the Master Lease any right or remedy of Sublandlord or any duty or obligation of Master Landlord is subject to or conditioned upon Sublandlord making any demand upon Master Landlord or giving any notice or request to Master Landlord then, if Subtenant shall so request, Sublandlord, at Subtenant’s expense, shall make such demand or give such notice or request on Sublandlord’s behalf, except that Sublandlord shall not be required to do so with respect to any act or thing as to which Sublandlord shall have determined in accordance with this Sublease to withhold its consent or approval.

11.Direct Performance. At any time by written notice to Subtenant, Sublandlord may elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, and Subtenant shall do so on Sublandlord’s election, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that it shall send to and receive from Master Landlord. Subtenant may also perform Sublandlord’s obligations if directed in writing by Master Landlord and thereafter shall be released of the obligation to perform such obligations to Sublandlord until directed in writing by Master Landlord.

12.Repairs; Alterations.

(a)Approval Required. Subtenant at its own cost shall keep the Subleased Premises in good condition and repair and in accordance with the applicable terms of the Master Lease. Subtenant shall not perform or cause to be performed any interior or exterior improvements to the Subleased Premises (“Subtenant Alterations”) without the prior written consent of Master Landlord (in accordance with the terms of the Master Lease) and Sub landlord, to be granted or withheld in Sublandlord’s reasonable discretion. Subtenant shall reimburse Master Landlord, if applicable, in accordance with the terms and conditions of the Master Lease, and Sublandlord for all reasonable third party out of pocket costs Sublandlord may incur in connection with reviewing Subtenant’s proposed Subtenant Alterations.

(b)Removal. Prior to expiration of the Term or earlier termination of this Sublease, if Sublandlord so directs, Subtenant shall remove all of the Subtenant Alterations and restore the Subleased Premises to the same condition as of the Term Commencement Date, ordinary wear and tear excepted (this exception will not apply to any condition resulting from misuse or improper care or maintenance of the Subleased Premises by Subtenant or its agents, employees, contractors or invitees). Subtenant may request in writing to Sublandlord at the time Subtenant presents any plans to Sublandlord for review that Sublandlord designate whether Sublandlord will require that the proposed alterations shown on the plans be removed at the expiration or earlier termination of the Term of this Sublease and, if such so requested in writing, Sublandlord agrees, if expressly requested by Subtenant in writing, to make such designation at the time Sublandlord reviews and responds to Subtenant’s plans, provided, however, Sublandlord may defer notification until Master Landlord responds to such request in accordance with the terms of the Master Lease.

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13.Assigning and Subletting.

(a)Consent May Be Required. Subject to the terms and conditions of the Master Lease, during the first twelve (12) month period of the Term, Subtenant shall be entitled to sub-sublease or sub-license all or a portion of the Subleased Premises to a portfolio company of Flagship Pioneering, Inc. During such period, the total number of sub-subleases or sub-licenses (not including the Sublease) shall not exceed two (2). For the avoidance of doubt, each of VL56 and VL58 would be entitled to sub-sublease or sub-license to an additional Flagship Pioneering, Inc. company or both could sub-sublease or sub-license to one Flagship Pioneering, Inc. company. Sublandlord’s consent shall not be unreasonably withheld, conditioned or delayed to such further sub-subleasing or sub-licensing during the first twelve (12) month period of the Term, and may be withheld in Sublandlord’s sole discretion for the remaining twelve (12) month period thereafter.

(b)No Release of Subtenant. Regardless of Sublandlord’s and Master Landlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant under this Sublease. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease. In the event of Default by Subtenant or any successor or assignee which remains uncured after any applicable notice and cure periods, if any, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

14.Use. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Subtenant shall use and occupy the Subleased Premises solely for those uses permitted by the Master Lease and Master Landlord’s consent.

15.Default. The occurrence of any of the following shall constitute a material breach of this Sublease and a “Default” by Subtenant: (a) failure to pay Rent or any other amount within five (5) days after written notice from Sublandlord to Subtenant of such late payment (a “monetary default”); (b) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease, less three (3) business days; and/or (c) Subtenant’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

16.Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days’ prior written notice, and Sublandlord shall fail to cure said default within such thirty (30) day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure such default, shall fail to commence said cure with such thirty (30) day period, and thereafter diligently to prosecute the same to completion.

17.Security Deposit. Simultaneously with the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord, and that Sublandlord shall hold the same throughout the Term of this Sublease as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder a security deposit in the amount of $204,984.00 (the “Security Deposit”). Sublandlord shall have the right from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply such Security Deposit, or any part thereof, to Sublandlord damages arising from, or to cure, any Default by Subtenant. If Sublandlord shall so apply any or all of such Security Deposit, Subtenant shall immediately upon demand deposit with Sublandlord the amount so applied to be held as security hereunder. Sublandlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to Subtenant on the expiration or earlier termination of the Term of this Sublease and surrender of possession of the Subleased Premises by Tenant to Landlord at such time, provided that there is then existing no Default of Subtenant (nor any circumstance which, with the passage of time or the giving of notice, or both, would constitute a Default of Subtenant). While Sublandlord holds such Security Deposit, Sublandlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Sublandlord’s other funds.

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Notwithstanding the foregoing, the parties agree that in lieu of delivering the Security Deposit in the form of cash as set forth above, on or before the date that is thirty (30) days following the Effective Date, Subtenant may deliver to Sublandlord a letter of credit from a United States based bank, reasonably acceptable to Sublandlord (it being agreed that Silicon Valley Bank would be acceptable to Sublandlord), in the amount of the Security Deposit (the “Letter of Credit”), provided that the Letter of Credit is in a form reasonably satisfactory to Sublandlord. At a minimum such Letter of Credit shall provide for the following: (a) it shall terminate no sooner than the Termination Date, or, if it shall terminate earlier, the Letter of Credit shall provide that it will automatically renew during each year of the Term until the Termination Date, unless Sublandlord (the beneficiary thereof) is notified in writing by the issuer prior to the then expiration date that the Letter of Credit will not be renewed; and if Sublandlord is so notified of such non-renewal, Sublandlord (the beneficiary thereof) shall have the right to draw the full amount of such Letter of Credit prior to such earlier expiration date, and the amounts so drawn shall be held, applied and disbursed in accordance with the terms of this Section 17, (b) it shall be irrevocable, and (c) it shall be transferable to any successor to Sublandlord’s interest under the Sublease.

18.Quiet Enjoyment. So long as Subtenant is not in Default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Subleased Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

19.Notice. Any and all communications delivered hereunder shall be in writing and delivered or served in accordance with Section 39 of the Master Lease addressed as follows: if to Master Landlord: as provided in the Master Lease; if to Sublandlord: Seres Therapeutics, Inc., 200 Sidney Street, Cambridge, Massachusetts 02139, ATTN: Chief Financial Officer; and if to Subtenant: VL56, 55 Cambridge Parkway, Suite 800E, Cambridge, Massachusetts 02142, with a copy to Flagship Pioneering, Inc., 55 Cambridge Parkway, Suite 800E, Cambridge, Massachusetts 02142, ATTN: Ken Mace, or to such other address and attention as any of the above shall notify the others in writing.

20.Signage. Subtenant, at Subtenant’s sole cost and expense, shall be entitled to building standard signage, provided the same is in accordance with Master Landlord’s signage program and subject to Sublandlord’s and Master Landlord’s prior written consent, which consent of Sublandlord will not be unreasonably withheld. All signage shall comply with the terms of the Master Lease and with all federal, state and local rules, regulations, statutes, and ordinances at all times during the Term.

21.Parking. Pursuant to the terms and conditions of Section 13.4 of the Master Lease, Subtenant shall have the right to use up to sixteen (16) parking spaces on an unreserved basis, in common with Sublandlord, subject to the following terms and conditions:

(a)As of the date of this Sublease, the cost of the parking spaces shall be $290.00 per parking space per month (subject to market rate adjustments by Master Landlord from time to time throughout the Term), which Subtenant shall pay simultaneously with payments of Base Rent.

(b)Subtenant shall at all times abide by and shall cause each of Subtenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Subtenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the parking areas to which Sublandlord is subject pursuant to the Master Lease. The parking spaces to which Subtenant has rights hereunder shall be provided on a non-designated “first-come, first-served” basis, subject to the terms of the Master Lease.

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(c)Sublessee acknowledges that to the fullest extent permitted by law, Sublandlord shall have no liability for any damage to property or other items located in the parking areas (including without limitation, any loss or damage to Subtenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the parking areas by Subtenant or any Subtenant’s Parties. Subtenant agrees to look first to its insurance carrier and to require that Subtenant’s Parties look first to their respective property insurance carriers for payment of any property losses sustained in connection with any use of the parking areas. Subtenant hereby waives on behalf of its property insurance carriers all rights of subrogation against Sublandlord or Sublandlord’s agents with respect to Subtenant-owned vehicles.

(d)Sublessee’s non-exclusive right to park as described in this Section is exclusive to Subtenant and Subtenant’s permitted assignees and subtenants and shall not pass to any other assignee or subtenant without the express written consent of Sublandlord. Such consent is at the reasonable discretion of the Sublandlord.

(e)If Subtenant violates any of the terms and conditions of this Section, Sublandlord shall have the right to cancel Subtenant’s right to use the parking areas pursuant to this Section upon ten (10) days’ written notice specifying in reasonable detail the reasons therefor, unless within such ten (10) day period, Subtenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Sublandlord at law or equity, or provided under this Sublease.

22.Furniture. Subtenant shall have, as appurtenant to the Subleased Premises, the use of the furniture and art (which rotates from time to time) located in the Subleased Premises as of the Term Commencement Date and more fully shown on the inventory attached hereto as Exhibit C (labeled “Furniture and Art”) during the Term. Subtenant agrees to take all actions necessary or appropriate to ensure that the Furniture shall be and remain personal property, and nothing in this Sublease shall be constituted as conveying to Subtenant any interest in the Furniture other than its interest as a Subtenant. The Furniture shall be used by Subtenant only at the Subleased Premises and in the ordinary conduct of its business. Subtenant shall, at its expense, repair, maintain and replace the Furniture so that it will remain in the same condition as when delivered to Subtenant, ordinary wear and tear from proper use excepted. In addition, Subtenant hereby assumes all other risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Furniture (unless through Sublandlord’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Furniture’s return in accordance herewith. In addition, as Sublandlord is not the manufacturer or vendor of the Furniture, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Furniture, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Furniture, or the conformity of the Furniture to the provisions or specifications of any purchase order relating thereto, and Sublandlord hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Subtenant shall return the Furniture to Sublandlord in the condition required hereunder.

23.Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of Sublandlord and its successors and assigns and Subtenant and its heirs, executors, administrators and permitted successors and assigns. No rights shall inure to the benefit of any assignee, subtenant or occupant unless the provisions of Section 29 of the Master Lease and Section 13 of this Sublease are complied with.

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24.Miscellaneous.

(a)Time of Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor, including, without limitation, the giving of any notice required to be given under this Sublease or by law, the time periods for giving any such notice and for taking of any action with respect to any such notice.

(b)Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law; provided that, if a material provision is adjudged void or unenforceable, the parties shall negotiate, in good faith, an equitable adjustment to such other provisions of this Sublease as may be necessary or appropriate to effectuate as closely as possible the parties’ intent as evidenced by this Sublease.

(c)Entire Agreement. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease constitutes the parties’ entire agreement with respect to the leasing of the Subleased Premises and supersedes and cancels any and all previous negotiations, arrangements, letters of intent, agreements and understandings, if any, between the parties, and none thereof shall be used to interpret or construe this Sublease. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties.

(d)Execution. Each individual executing this Sublease on behalf of Sublandlord or Subtenant represents and warrants that he or she has been duly authorized to do so.

(e)Interpretation. Preparation of this Sublease has been a joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than against the other.

(f)Exhibits and Attachments. All Exhibits and attachments to this Sublease are a part hereof.

(g)Counterparts. This Sublease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Pages may be transmitted by facsimile or electronically and each of will be deemed an original. The signature pages of counterpart copies may be assembled to form one instrument.

(h)Limited Liability. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Sublandlord or Subtenant be personally liable for the performance of that party’s obligations under this Sublease. Notwithstanding any indemnities or other provisions hereof to the contrary, in no event shall Sublandlord or Subtenant be responsible for any consequential, incidental, special or punitive damages, except as specifically set forth herein or in the Master Lease.

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25.Confidentiality. Each party shall hold the Confidential Information (as hereinafter defined) of the other party in strict confidence and shall not use, or disclose such information to any person, except as explicitly permitted by this Sublease. In protecting the Confidential Information, each party shall use the same degree of care as each party uses to protect its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and shall notify the other party of any potential or actual unauthorized disclosure or use of its Confidential Information.

(a)Each party may disclose the other party’s Confidential Information to:

(1)

its agents and employees only to the extent reasonably necessary to accomplish the purposes of this Sublease and only with the express agreement by such employees and agents that the Confidential Information is to be maintained under confidentiality and nonuse obligations that are no less protective than those in this Sublease; and

(2)	to the extent required by applicable law, court order, or in any litigation in connection with this Sublease.

(b)If either party is required by to disclose any of the other party’s Confidential Information pursuant to Section 25(a)(2) above, such party will, if permitted, provide the party whose Confidential Information is being disclosed with reasonable, prior notice of the requirement and assistance (at such party’s expense) so that the party that is the owner of the Confidential Information may seek to oppose the requirement to disclose or obtain a protective order preserving the confidentiality of any of its Confidential Information so disclosed.

(c)“Confidential Information” shall mean: (a) all business information heard, seen or in any manner learned by either party or its respective agents, employees or Visitors due to the parties’ shared use of the Premises; (b) all information that has been or may be disclosed to either party, its employees, or agents orally or in writing, by the other party, its respective employees or agents in connection with, or incidental to, this Sublease or any other business dealing between Sublandlord and Subtenant; and (c) the terms of this Sublease.

The Confidential Information shall not include information that (i) is or becomes available to the public through no fault of a party or its respective agents, employees or Visitors, or (ii) the receiving party can show by written records was acquired in good faith on a non-confidential basis from a third party. “Visitors” shall mean: all persons permitted to access the Premises by or because of either party.

(d)Each party shall be directly liable to the other party for breaches of the confidentiality obligations set forth herein by the receiving party and its respective employees, agents and Visitors. Upon a disclosing party’s request, the receiving party shall destroy, erase, or return to the disclosing party, in a manner reasonably acceptable to the disclosing party, all Confidential Information in its possession or control.

(e)Each party hereby acknowledges and agrees that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by either disclosing party as a result of a breach of any of the confidentiality provisions of this Sublease. Accordingly, a disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, to prevent or end a breach of the confidentiality provisions of this Sublease without the need to show irreparable harm or to submit proof of the economic value of any Confidential Information. Such equitable relief shall not be deemed to be the exclusive remedy for any breach of this Sublease, but shall be in addition to all other remedies at law or in equity.

(f)Each party’s obligations of confidentiality and nonuse of the Confidential Information under this Sublease shall survive the termination of this Sublease.

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26.Sublandlord’s Consent. Whenever Sublandlord’s consent is required under this Sublease, Sublandlord’s rejection of a request made by Subtenant shall not deemed unreasonable, in any case, if such rejection is based on Master Landlord’s rejection of such request.

27.Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker in connection with this Sublease for the Subleased Premises. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty. Sublandlord shall be responsible for any commissions owed to the foregoing named brokers, subject to and in accordance with the provisions of separate agreements. This provision shall survive the expiration or sooner termination of this Sublease.

28.Master Landlord’s Consent. This Sublease is expressly conditioned upon Master Landlord’s written consent to this Sublease (the “Consent to Sublease”), which Sublandlord shall use commercially reasonable efforts to obtain.

29.Identification of Subtenant. So long as Subtenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Sublease to be kept, observed and performed by Subtenant, (B) the term “Subtenant” as used in this Sublease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Sublease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Sublease, shall be binding upon each and all of the persons or entities executing this Sublease as Subtenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. The initial point of contact that Sublandlord may interact with on behalf of Subtenant shall be VL56, or such other person as designated by Subtenant from time to time.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease, as an instrument under seal, as of the Effective Date.

SUBLANDLORD:
SERES THERAPEUTICS, INC., a
Delaware corporation

By:	/s/ Eric Shaff
	Name:	Eric Shaff
	Title:	President, CEO

SUBTENANT:
FLAGSHIP VL56, INC. a Delaware
corporation

By:	/s/ Avak Kahvejian
	Name:	Avak Kahvejivan
	Title:	President

FLAGSHIP VL58, INC. a Delaware
corporation

By:	/s/ Geoffrey von Maltzahn
	Name:	Geoffrey von Maltzahn
	Title:	President

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EXHIBIT A

PLAN OF SUBLEASED PREMISES

A-1
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EXHIBIT B

MASTER LEASE

B-1
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EXHIBIT C

FURNITURE & ART

Area	Amount:	Item:
Reception	1	desk
	1	Under file cab
	1	double file cab
	1	task chair

22-03 (Chuck Yeager)	1	Conf Table
	7	chairs
	1	TV

22-04	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	1	under file cab

22-05	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	1	under file cab

22-06	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	1	under file cab

22-07	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	2	under file cab

22-08	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	2	under file cab

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22-09	1	Desk setup (2 piece)
	1	Round meet table
	2	meet chairs
	2	under file cab

22-10	2	Desk Setups (1-1 piece and 1-2 piece)
	2	Task chairs
	2	under file cab

22-11 (Neil Armstrong)	2	Meeting Chairs
	1	Meet Table

Main Office Area	46	Cubicles
	46	Comp Arms
	46	Task Chairs
	46	under file cab

22-14 (Jaques Costeau)	1	Conf Table
	6	meeting chair
	1	TV

22-15	2	Desk Setups (2 piece)
	2	task chairs
	2	under file cab

22-16	2	Desk Setups (2 piece)
	2	task chairs
	2	under file cab

22-17	2	desk set up (2 piece)
	2	task chairs
	2	under file cab

22-18	2	desk set up (2 piece)
	2	task chair
	2	under file cab

22-19	1	Desk setp (Ig)
	1	task chair
	1	under file cab

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	1	Round meeting table
	2	meet chairs
	1	extra file cab

22-21	2	desk set up (2 piece)
	2	task chair
	2	under file cab

22-22	2	desk set up (2 piece)
	2	task chair
	2	under file cab

22-23 mothers room		empty

22-26 Thurgood Marshall	1	Conference Table
	1	TV
	10	Conf Chairs

22-27	2	desk set up (1 piece)
	2	task chair
	2	under file cab
	1	Ig bookshelf

22-28	2	desk set up (1 piece)
	2	task chair
	2	under file cab
	1	Ig bookshelf
LAB AREA
22-31		empty
22-32		empty
22-33		empty
22-34		empty
22-35	1	6ft table
	2	6ft table/w shelf

22-37		empty
22-38	1	6ft table/w shelf

22-39	1	6ft table/w shelf

22-40	1	6ft table
	3	6ft table/w shelf

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22-41 Formulations	9	6ft table
	9	6ft table/w shelf
	1	8ft table
	1	4ft table
	8	Lab Chair
	9	Lab Stool

Current Location (Room)	Final Location (Room)	Department	Equip. Type	Vendor/Model	Equip. ID
					Chamber 19 to
22-41	Storage	Formulations	Anaerobic Chamber	Coy Instruments	move to GMP Suite
22-41	Storage	Formulations	BSC Cabinet	ThermoFisher	10500
22-41	Storage	Formulations	BSC Cabinet	ThermoFisher	10501
22-41	Storage	Formulations	BSC Cabinet	ThermoFisher	10502
22-41	Storage	Formulations	BSC Cabinet	ThermoFisher	10503
22-41	Storage	Formulations	Microscope	Microscope
22-41	Storage	Formulations	bilister pack TC benchtop	Sepha
22-41	Storage	Formulations	centrifuge	Eppendorf
22-41	Storage	Formulations	Iyotherm CFS1200
22-41	Storage	Formulations	Encapsulator	Siemens
22-41	Storage	Formulations	Anerobic Chamber	Coy Labs	Move to GMP Suite
22-41	Storage	Formulations	-20c Freezer
22-35	TBD	I.O	BSC Cabinet	ThermoFisher	10424
22-32	TBD	I.O	BSC Cabinet	ThermoFisher	10450
22-32	TBD	I.O	BSC Cabinet	ThermoFisher	10449
22-32	TBD	I.O	BSC Cabinet	ThermoFisher	10442
22-35	Storage	I.O	Cell Sorter	BioRad	S3e
22-32	Storage	Mol. Tech	-20[o]C Freezer	-20[o]C EPPENDORF
22-35	Storage	Mol. Tech	Centrifuge	MINISPIN OHAUS FRONTIER	5452EO686559
22-34	Storage	Mol. Tech	Minifuge	5306
22-34	Storage	Mol. Tech	PCR Hood	My-PCR workstation	MY-PCR32
22-32	Storage	Mol. Tech	Digital Heat Block	VWR	150108016
22-32	Storage	Mol. Tech	Microscope
22-32	Storage	Mol. Tech	Heat Lamp	Fisher
22-34	Storage	Mol. Tech	Tall Fridge	4[o]C
22-39	TBD	Mol. Tech	BSC Cabinet	ThermoFisher	10102
22-39	TBD	Mol. Tech	BSC Cabinet	ThermoFisher	10473
22-36	TBD	Mol. Tech	BSC Cabinet	ThermoFisher	10498
22-37	TBD	Mol. Tech	BSC Cabinet	ThermoFisher	10446
22-40	TBD	Mol. Tech	BSC Cabinet	ThermoFisher	10484

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ARTWORK AS OF THE DATE OF THE SUBLEASE

2nd Floor Artwork

“Boston Rooftops” by Jodie Baehre (1 of 2)

“Boston Rooftops” by Jodie Baehre (1 of 2)

“Feeling Yellow” by Ricardo Maldonado

“Aerial” by Adam O’day

“Cape Cod” by Fletcher Boland

“The Landscape of Mt Auburn Cemetery” by Matthew Brown

“Maui Rainbow” by Danny Anderson

“Bass Harbor Light” by Matthew Brown

“Ocean of the Universe” by Aeropagita V

“Wisdom Talk” by Kevin Lange”

“Back Bay” by Judy Baehre

“South Station T” by Judy Baehre

“Piccasso Morning” by Emily Stauring

“Cape Cod” by Jennifer Carland

“Tango in the Piazza” by Christopher Clark

“Rite of Spring VI” by Sean Wright

“Marine Flecks” by Mary Sullivan

“Life Unfinished” by Kelly Lynn Kimball

“Intoxication” by Ben Kelley

“Floral Fireworks” by Regina Valluzzi

“Steak Burger” by Joe Carlton

? “March Spring” by Tamara Gonda”

“Oaxacan Bug Experiment” by Adam Rose

“Wanabi” by Jane Sullivan Fowler

“Shackleford Wild Horses” by Brad Styron

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“They Break and they Bend” by Tamara Gonda

“Breezy Island Life” by Adam Romanowicz

“Red Balloons at Trocadero” by Julia Willard

“Ghosts in the Bean” by Adam Romanowicz

“Henry Wadsworth” by Matt Hodgson

“Portland Shine” by Emily Stauring

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